Exhibit 10.10

OPTION AGREEMENT

This Option Agreement (“Agreement”) is made as of [*], by and between Diginex Limited, a Singapore public company (the “Company”), and [*] (the “Option Holder”).

WHEREAS, the Company wishes to grant the Option Holder an option for ordinary shares in the Company, on the terms set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Definitions and Interpretation.

1.1	In this Agreement unless the context requires otherwise:

“Business Day” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Singapore;

“Cause” means, with respect to the Option Holder, (i) conviction of a felony or crime of moral turpitude, (ii) gross negligence or wilful misconduct in the performance of the Option Holder’s duties for the Company that results in material financial harm to the Company, (iii) engaging in sexual harassment, as determined by the Company after reviewing the supporting evidence or (iv) material breach of a material written policy maintained by the Company;

“Continued Service” means (i) with respect to an Option Holder who is an employee, that the Option Holder has not resigned his or her employment with the Company and its affiliates and has not been terminated for Cause, and (ii) with respect to an Option Holder who is an independent contractor, that the contractual relationship that gave rise to the issuance of the Options has not been terminated;

“Grant Date” means the date of this Agreement;

“Options” means the [*] options constituted by this Agreement;

“Option Shares” means [*] Ordinary Shares in the capital of the Company [as may be adjusted in accordance with the terms of this Agreement];

“Ordinary Shares” means ordinary shares issued in the capital of the Company; and

“Shareholding Percentage” means the total number of Option Shares held or deemed to be held by the Option Holder on an as-converted basis at that time expressed as a percentage of the total number of Ordinary Shares held or deemed to be held by all members of the Company as at that time on an as-converted basis.

1.2	A statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified, re-enacted or consolidated, whether before or after the date of this Agreement and shall include also any past statutory provision or regulation (as from time to time modified, re-enacted or consolidated) which such provision or regulation has directly or indirectly replaced (except to the extent that any such statutory provision or regulation made, modified, re-enacted or consolidated after the date of this Agreement would create or increase any liability of any party under this Agreement).

1.3	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing a specific gender shall include the other genders (male, female or neuter). The use of the words “include”, “includes” or “including” followed by one or more examples is intended to be illustrative and shall not be construed restrictively to limit the scope or extent of the description or term in respect of which the examples are provided, and shall bear the same meaning as the words “include without limitation”, “includes without limitation” or “including without limitation” respectively.

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1.4	The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.5	Any action or obligation to be done under this Agreement which is required or falls to be done on a stipulated day shall be done on the next succeeding Business Day, if the day upon which that action or obligation is required or falls to be done falls on a day which is not a Business Day.

2.	Grant of Options

The Company grants to the Option Holder [*] Options, which is a right to acquire the Option Shares at nil consideration, on the terms set out in this Agreement.

3.	Automatic Conversion

3.1	Each Option shall automatically be converted one Ordinary Share in the capital of the Company credited as fully paid up, in the following manner:

(a)	one-third of the Options on the date that is 15 months from the Grant Date;
(b)	one-third of the Options on the date that is 18 months from the Grant Date; and
(c)	the balance one-third of the Options on the date that is 21 months from the Grant Date,

in each case, subject to the Option Holder’s Continued Service as of each applicable date except where the Participant ceases employment or service due to, or for reasons of, death, disability, serious physical incapacity or retirement at the age of 65, and rounded down to the nearest whole number of Ordinary Shares.

3.2	In the event of each conversion pursuant to Clause 3.1:

(a)	each Option Holder shall be sent written notice of such conversion. Upon receipt of such notice, each Option Holder shall provide the Company with such documents or information as may be required by the Company to register such Option Holder as a holder of the relevant Option Shares prior to time of conversion; and
(b)	all rights with respect to the Options converted (other than as a holder of Ordinary Shares in the Company) will terminate at the time of the conversion.

3.3	The Company shall, as soon as practicable thereafter, issue and deliver to the Option Holder, the number of Option Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion as set out in Clause 3.1, and the Company shall issue, or cause to be issued, to the holder of such Option Shares a certificate or certificates representing (or at the option of the holder, deliver electronically through the facilities of the Depository Trust Corporation) the number of full Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it.

3.4	The Company shall pay all costs and expenses attributable to the issuance or delivery of Option Shares upon conversion of any of the Options.

3.5	No fractional shares shall be issued upon the conversion of any Option and the number of Option Shares shall be rounded down to the nearest whole share.

3.6	In the event any Option shall be converted pursuant to Clause 3.1, the Option Shares which are issuable upon conversion of the Options shall be fully paid up and shall rank pari passu with the existing Ordinary Shares in the Company in all respects.

3.7	Appropriate adjustments shall be made from time to time by the board of the Company in the event of any subdivision, consolidation, bonus issue or other distributions of shares or combination of shares or rights issue or other change in capital structure of the Company, such that the Shareholding Percentage of each holder of Options shall remain unchanged following any such event.

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3.8	Any Options that have not been converted to Ordinary Shares in accordance with Clause 3.1 prior to the termination of the Option Holder’s Continued Service shall be forfeited and shall automatically lapse as of the date of such termination. In the event that any of the Options issued under this Agreement are forfeited in connection with the termination of the Option Holder’s Continued Service pursuant to the foregoing sentence, the Company may re-allocate and re-issue such forfeited Options to other employees of the Company.

3.9	The Options (and any right arising under it) may not:

(a)	be sold, transferred or assigned; or
(b)	have any charge or other security interest created over it,

in accordance with the following schedule: (i) one-third of the Options on the date that is 15 months from the Grant Date; (ii) one-third of the Options on the date that is 18 months from the Grant Date; and (iii) the balance one-third of the Options on the date that is 21 months from the Grant Date. The Options shall lapse if the Option Holder attempts to do any of those things. Transmission of the Options to the Option Holder’s personal representatives on death will not cause the Options to lapse.

4.	Other Provisions relating to Rights of Option Holders.

4.1	No Rights as Shareholder. An Option does not entitle the Option Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

4.2	Registration of Ordinary Shares. Neither the Options nor the Option Shares may be resold, transferred, pledged or otherwise disposed of by the Option Holder absent an effective registration statement under the Securities Act of 1933, as amended (the “Act”), except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the United States.

5.	Tax Provisions.

5.1	If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the conversion of the Options, the Option Holder must make arrangements satisfactory to the Company to pay or provide for any applicable foreign, federal, state and local withholding obligations of the Company. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Option Holder’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or conversion of the Options or the subsequent sale of any Option Shares acquired on conversion; and (b) does not commit to structure the Options to reduce or eliminate the Option Holder’s liability for Tax-Related Items. For the avoidance of doubt, the Company shall not be obligated to pay any transfer taxes in respect of the Options or such Option Shares.

5.2	If the Option Holder does not fulfil the obligations under Clause 5.1 relating to the conversion of the Options within 5 Business Days after the date of conversion, the Company shall be entitled to withhold and sell any number of Option Shares which would otherwise be delivered to the Option Holder and retain an amount equal to the tax liability (if the Company is to account for or pay the relevant tax liability) and pay any balance to the Option Holder.

5.3	The Option Holder hereby appoints the Company (acting by any of its directors from time to time) as his/her attorney to sell such Option Shares as specified in Clause 5.2 and deal with the proceeds of that sale in accordance with Clause 5.2. The power of attorney set out herein shall be irrevocable, save with the consent of the Company, and is given by way of security to secure the interest of the Company as a person liable to account for or pay any relevant tax liability.

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6.	Miscellaneous Provisions.

6.1	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Parties hereto shall bind and inure to the benefit of their respective successors and assigns.

6.2	Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Option Holder to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is notified in writing by the Company) as follows:

Diginex Limited

35/F Two International Financial Center

8 Finance Street

Central, Hong Kong

Attn: Paul Ewing

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Giovanni Caruso

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to or on the Option Holder shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is notified in writing by the Option Holder with the Company), as follows:

[Insert address]

Attn: [Insert name]

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

6.3	Applicable Law. This Agreement and the relationship between the parties hereunder will be governed by, and construed in accordance with, the laws of Singapore without having regard to the conflict of laws provisions thereunder.

6.4	Counterparts. Any party may enter into this Agreement by signing such counterpart. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or other graphics format attached to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defence to the formation of a contract, and each such party forever waives any such defence, except to the extent that such defence relates to lack of authenticity.

6.5	Contracts (Rights of Third Parties) Act. No person other than the Company (or its subsidiaries) or an Option Holder shall have any right to enforce any provision of this Agreement by virtue of the Contracts (Rights of Third Parties) Act (Cap. 53B of Singapore).

6.6	Severance. Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Agreement and any such deletion shall not affect the enforceability of all such parts of this Agreement as remain not so deleted.

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6.7	Entire Agreement. The written terms and conditions of this Agreement (including documents entered into pursuant to this Agreement), constitute the entire agreement and understanding between the parties relating to the subject matter of this Agreement and supercede any previous written or oral agreement between the parties in relation to matters contained in this Agreement. No party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not set out or referred to in this Agreement. Nothing in this provision shall however operate to limit or exclude liability for fraud.

6.8	Amendments. No amendment or variation of this Agreement shall be effective unless in writing and signed by the Company and the Option Holder. Unless expressly agreed, no amendment or variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of such amendment or variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

DIGINEX LIMITED

By:
Name:
Title:

[OPTION HOLDER]

By:
Name:
Title:

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